UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

(Amendment No. 1)

August 22, 2002

(Date of event to be reported)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

BURNAM MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29901	98-0220849
(State or other jurisdiction of incorporation or organization)	(SEC file number)	(I.R.S. Employer Identification No.)

9175 Mainwaring Rd. Sidney, British Columbia V8L 1J9 Canada

(Address of principal executive offices, including zip code)

250-656-4490

(Registrant’s telephone number, including area code)

Item 1.    Changes in Control of Registrant

As reported on Form 8-K filed by the Company on November 21, 2002, on August 22, 2002, the Company’s sole director, officer and shareholder, Mr. Gerald Ghini, transferred all rights and interests in 5,000,000 shares of the Company’s common stock to Mr. Rick Plotnikoff, an unaffiliated party, in exchange for $11,325.  The transfer of such shares represented 100% of the issued and outstanding shares of the Company, thereby representing a change of control.  No bank or other financial institution had any interest in the transaction described herein.  The Company then existed as a publicly-held company without operations.

Pursuant to and as a condition of such transfer, Mr. Ghini appointed Mr. Plotnikoff as sole director and subsequently resigned on even date.

Item 7.    Financial Statements and Exhibits

(c)                                  Exhibits

2.1         Stock Transfer Agreement by and between Mr. Gerald Ghini and Mr. Rick Plotnikoff, dated October 1, 2002.

2.2         Stock Certificate Assignment from Mr. Gerald Ghini to Mr. Rick Plotnikoff, dated August 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Burnam Management Inc.

Dated: May 11, 2004
/s/ Rick Plotnikoff
By: Rick Plotnikoff
Title: President